UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 10, 2020
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

250 Gibraltar Road	Horsham	PA	19044
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Guarantee of Toll Brothers Finance Corp. 5.625% Senior Notes due 2024	TOL/24	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
Toll Brothers, Inc. (the “Company”) held its Annual Meeting of Stockholders on March 10, 2020. There were 131,207,318 shares of common stock eligible to vote at the meeting. The final voting results for each proposal submitted to a vote of the Company's stockholders are as follows:
Proposal One – Election of Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Robert I. Toll	111,113,693	3,208,347	51,620	7,368,105
Douglas C. Yearley, Jr.	108,693,975	5,579,520	100,165	7,368,105
Edward G. Boehne	103,603,174	10,714,072	56,414	7,368,105
Richard J. Braemer	111,038,631	3,277,155	57,874	7,368,105
Stephen F. East	113,565,452	751,090	57,118	7,368,105
Christine N. Garvey	112,529,987	1,793,086	50,587	7,368,105
Karen H. Grimes	112,672,890	1,646,091	54,679	7,368,105
Carl B. Marbach	106,179,234	8,137,885	56,541	7,368,105
John A. McLean	112,586,110	1,727,459	60,091	7,368,105
Stephen A. Novick	106,601,014	7,716,688	55,958	7,368,105
Wendell E. Pritchett	112,500,308	1,816,496	56,856	7,368,105
Paul E. Shapiro	106,576,913	7,742,276	54,471	7,368,105
Proposal Two – Ratification of the Re-Appointment of Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN
117,812,099	3,827,153	102,513
Proposal Three – Advisory and Non-Binding Vote on Executive Compensation (Say on Pay):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
110,254,723	3,946,052	172,885	7,368,105
Item 7.01    Regulation FD Disclosure.
On March 10, 2020, the Company issued a press release announcing that its Board of Directors approved a quarterly cash dividend to shareholders. The dividend of $0.11 per share will be paid on April 24, 2020 to shareholders of record on the close of business on April 9, 2020. The Company also announced that its Board of Directors approved a new 20 million share repurchase authorization to replace its existing 20 million share repurchase authorization.
A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.This information, including Exhibit 99.1, will not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 8.01    Other Events.
On March 10, 2020, the Company issued a press release announcing the election of Stephen F. East to the Company's Board of Directors. A copy of the press release is attached as Exhibit 99.2 for reference.
Item 9.01    Financial Statements and Exhibits.
(d). Exhibits
Exhibit

No.	Item

99.1	Toll Brothers, Inc.’s press release announcing cash dividend and reauthorization of share repurchase program.

99.2	Toll Brothers, Inc.’s press release announcing the election of Stephen F. East to the Company’s Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	March 11, 2020	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer

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